EXHIBIT 10.7

FORM OF EXECUTED

WAIVER AGREEMENT

Dated as of August 19, 2016

by and among

RLJ Entertainment, Inc.,

and

the HOLDER of

RLJ Entertainment, Inc. SECURITIES

NAMED HEREIN

WAIVER AGREEMENT

WAIVER AGREEMENT, dated as of August 19, 2016 (this “Agreement”), by and between RLJ Entertainment, Inc., a Nevada corporation (the “Company”), and the individual or entity named herein on Schedule A hereto (the “Holder”).

RECITALS

WHEREAS, as of the date hereof, the Holder is the record and/or beneficial (as such term is defined in Rule 13d-3 under the Exchange Act), which meaning will apply for all purposes of this Agreement whenever the term “beneficial” or “beneficially” is used) holder of the number of Subject Company Securities set forth opposite Holder’s name on Schedule A hereto;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and Digital Entertainment Holdings LLC (the “Investor”) are entering into an Investment Agreement, dated as of the date hereof (as the same may be amended or modified in accordance with its terms, the “Investment Agreement”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the other holders of Preferred Stock, 2015 Warrants and Subordinated Notes are entering into agreements substantially identical to this Agreement;

WHEREAS, this Agreement is a material inducement to the Company’s and the Investor’s willingness to enter into the Investment Agreement and the other Transaction Documents and to consummate the transactions contemplated thereby.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

Definitions

Definitions

.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Investment Agreement unless otherwise specified herein.  In addition, the following definitions shall have the following meanings as used in this Agreement:

(a)“2015 Warrants” means the warrants to purchase shares of Common Stock with an adjusted exercise price of $4.50 per share issued by the Company on May 20, 2015, and any other class of securities into which such securities may hereafter be reclassified or changed.

(b)“Agreement” shall have the meaning given to such term in the Preamble hereto.

(c)“Amendment and Exchange Agreement” shall mean that certain Amendment and Exchange Agreement dated August 19, 2016, by and between the Company and the Holder.

(d)“beneficial” or “beneficially” shall have the meaning given to such term in the Recitals hereto.

(e)“Certificate of Designation” shall mean the Certificate of Designations, Preferences and Rights of each of the Series A-1 Preferred Stock, Series A‑2 Preferred Stock, Series B-1 Preferred Stock and Series B-2 Preferred Stock filed by the Company with the Secretary of State of Nevada on May 20, 2015.

(f)“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

(g)“Company” shall have the meaning given to such term in the Preamble hereto.

(h)“Encumbrances” shall have the meaning given to such term in Section 3.4.

(i)“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(j)“Holder” shall have the meaning given to such term in the Preamble hereto.

(k)“Investment Agreement” shall have the meaning given to such term in the Recitals hereto.

(l)“Investor” shall have the meaning given to such term in the Preamble hereto.

(m)“Preferred Stock” means the Series A-1 Preferred Stock, Series A‑2 Preferred Stock, Series B-1 Preferred Stock and Series B-2 Preferred Stock, collectively, and any other class of securities into which such securities may hereafter be reclassified or changed.

(n)“Series A-1 Preferred Stock” means the Series A-1 preferred stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

(o)“Series A-2 Preferred Stock” means the Series A-2 preferred stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

(p)“Series B-1 Preferred Stock” means the Series B-1 preferred stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

(q)“Series B-2 Preferred Stock” means the Series B-2 preferred stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

(r)“Subject Company Securities” means the Preferred Stock, 2015 Warrants and Subordinated Notes held of record or beneficially by the Holder as set forth on Schedule A, together with any such securities acquired by any such Holder in any manner during the term of this Agreement.

(s)“Subordinated Notes” means the unsecured subordinated promissory notes issued by the Company on October 3, 2012, as amended by a note amendment agreement dated April 15, 2015, and any other class of securities into which such securities may hereafter be reclassified or changed.

(t)“Transactions” means the transactions contemplated by the Investment Agreement and the other Transaction Documents, including, without limitation, the issuance of the Warrants and all of the Underlying Shares to the Investor upon exercise of the Warrants and pursuant to the terms of the Credit and Security Agreement.

(u)“Transfer” means, directly or indirectly, to (i) sell, convey, transfer, pledge or otherwise encumber or dispose of any of the Subject Company Securities of which such Holder is the record or beneficial holder, (b) deposit any Subject Company Securities into a voting trust or enter into a voting agreement or any other arrangement with respect to any such securities or grant any proxy with respect thereto, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any Subject Company Securities, (d) otherwise permit any Liens to be created on any of the Subject Company Securities, or (e) commit or agree to take any of the foregoing actions.

ARTICLE II

Waivers

Waiver by Holder of Preferred Stock

.  The Holder, if a holder of Preferred Stock, hereby irrevocably and unconditionally waives:

(a)the rights of the holders of Preferred Stock in connection with a

Fundamental Transaction (as defined in the Certificate of Designations), pursuant to Section 5 of the applicable Certificate of Designations, arising in connection with the consummation of each of the Transactions;

(b)the redemption rights of the holders of Preferred Stock upon a Change of Control (as defined in the Certificate of Designations), pursuant to Section 7(b) of the applicable Certificate of Designations, arising in connection with the consummation of each of the Transactions;

(c)the rights of the holders of Preferred Stock upon a Dilutive Issuance (as defined in the Certificate of Designations), pursuant to Section 9(a) of the applicable Certificate of Designations, arising in connection with the consummation of each of the Transactions; and

(d)any and all put, premium or other payment rights, rights of acceleration or redemption, and any other rights or preferences to which the Holder may otherwise be entitled, pursuant to any document, agreement, understanding or arrangement (written or oral) other than as expressly provided in the applicable Certificate of Designations or pursuant to Section 2.2 of this Agreement, arising in connection with the consummation of each of the Transactions.

For the avoidance of doubt, the obligations of the Holder set forth in clauses (a), (b) and (c) of this Section 2.1 shall no longer be effective following the exchange of the current Preferred Stock for new Preferred Stock having the terms set forth in the certificate of designations the forms of which are attached as Annex G to the Investment Agreement.

Waiver by Holder of 2015 Warrants

.  The Holder, if a holder of 2015 Warrants, hereby irrevocably and unconditionally waives any and all put, premium or other payment rights, rights of acceleration or redemption, and any other rights or preferences to which the holders of 2015 Warrants may otherwise be entitled pursuant to the terms of such 2015 Warrants that may arise in connection with the consummation of each of the Transactions, including, without limitation, the rights of the holders of 2015 Warrants in connection with a Fundamental Transaction (as defined in the 2015 Warrants) pursuant to Section 3(i) of the 2015 Warrants.

Waiver by Holder of Subordinated Notes

.  The Holder, if a holder of Subordinated Notes, hereby irrevocably and unconditionally waives any and all put, premium or other payment rights, rights of acceleration or redemption, and any other rights or preferences to which the holders of Subordinated Notes may otherwise be entitled pursuant to the terms of such Subordinated Notes that may arise in connection with the consummation of each of the Transactions, including, without limitation, the rights of the holders of Subordinated Notes in connection with an Event of Default or a Change of Control (each as defined in the Subordinated Notes) pursuant to Sections 3.1 and 3.2 of the Subordinated Notes.

Board of Directors Composition

.  The Holder, if a holder of Series A-1 Preferred Stock or Series A-2 Preferred Stock, hereby irrevocably and unconditionally agrees, in accordance with Section 13(d) of the Certificate of Designations of the Series A-1 Preferred Stock and Series A-2 Preferred Stock, that the size of the Board of Directors may be (a) increased from seven directors to nine directors upon the Closing to effectuate the Investor’s right to designate two directors pursuant to Section 4.3(a)(i) of the Investment Agreement and (b) further adjusted as the Board of Directors and the Investor deem necessary or appropriate to effectuate the Investor’s right to designate a majority of the Board of Directors upon exercise in full by the Investor of the Warrants pursuant to Section 4.3(a)(ii) of the Investment Agreement.  The Holder, if a holder of Series A-1 Preferred Stock, also hereby irrevocably and unconditionally waives its Special Voting Rights (as defined in the Certificate of Designation) with respect to directors in the event of a Default (as defined in the Certificate of Designation) set forth in Section 12(b)(ii) of the Certificate of Designation of the Series A-1 Preferred Stock.

Transfer Restrictions

.  The Holder hereby agrees that, from and after the date of this Agreement, it is not permitted to Transfer any of the Subject Company Securities unless each transferee (whether or not such transferee is an Affiliate of the Holder) of any such Subject Company Securities agrees in a written agreement executed and delivered to the Company and the Investor prior to such Transfer to be bound by all of the terms of this Agreement, including, without limitation, all obligations of the Holder hereunder; provided, however, that for purposes of this sentence, the term “Subject Company Securities” shall not include any shares of Common Stock into which shares of Preferred Stock have been converted or for which 2015 Warrants have been exercised, but only if such conversion or exercise was not in violation of the restriction contained in the following sentence.  The Holder, if a Holder of Series A-1 Preferred Stock or Series A-2 Preferred Stock, but not a party to the Voting Agreement, agrees that such Holder shall not Transfer, exercise or convert any shares of Series A-1 Preferred Stock, shares of Series A-2 Preferred Stock or 2015 Warrants beneficially owned by such Holder on or prior to the record date for the Stockholders Meeting.  The Company hereby acknowledges the restrictions on a Transfer of Subject Company Securities contained in this Section 2.5 and agrees not to register the Transfer of any certificate or uncertificated interest representing any Subject Company Securities unless such Transfer is made in compliance with this Agreement, and any transfer not made in compliance with this Section 2.5 shall be null and void and without effect ab initio.

Public Announcements

.  The Holder shall not issue any press release or otherwise make any public statement with respect to this Agreement, the other Transaction Documents or any of the Transactions without the prior written consent of the Company and except as may be required by applicable Law.

Further Assurances

.  The Holder shall execute and deliver, or cause to be executed and delivered, such further certificates, instruments and other documents as the Investor or the Company may reasonably request for the purpose of effecting and carrying out the provisions and purposes of this Agreement.

ARTICLE III

Representations and Warranties of the Holder

The Holder hereby represents and warrants to the Company as follows:

Organization; Authorization

.  The Holder, if it is an entity, is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.  The Holder has all requisite capacity and authority to execute and deliver this Agreement and to perform his, her or its obligations under this Agreement.  With respect to a Holder that is an entity, the execution and delivery of this Agreement and such Holder’s performance of its obligations under this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Holder and no other corporate or similar proceedings on the part of such Holder are necessary to authorize the execution and delivery of this Agreement or for such Holder to perform its obligations under this Agreement.  This Agreement has been duly executed and delivered by or on behalf of such Holder and, assuming the due authorization, execution and delivery of this Agreement by the Company, the Agreement constitutes a legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws of general applicability affecting the rights of creditors and general equitable principles (whether considered in a proceeding in equity or at law).

3.2Governmental Filings; No Violations; Certain Contracts.

(a)No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by the Holder in connection with the execution and delivery of this Agreement, except for such consents, authorizations, filings, approvals and registrations which, if not obtained or made, are not reasonably likely to prevent, materially delay or materially impair the performance of such Holder’s obligations under this Agreement.

(b)The execution and delivery by the Holder of this Agreement does not and the compliance with the provisions hereof will not (i) result in any loss, suspension, limitation or impairment of any right of such Holder to own or use any assets required for the conduct of its business, (ii) result in any violation of, default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, first offer, first refusal, modification or acceleration of, any obligation, (iii) result in the loss of a benefit under any loan, guarantee of indebtedness, credit agreement, note, bond, mortgage, indenture, lease, agreement, Contract, instrument, permit, concession, franchise, right or license binding upon such Holder or by which (or to which) any of such Holder’s properties, rights or assets are bound or subject, (iv) result in the creation of any Liens, other than Permitted Liens, upon any of the properties or assets of such Holder, (v) conflict with or violate any applicable Laws or (vi) conflict with or result in any violation of any provision of the certificate of incorporation or bylaws (or similar governing documents), if any, of such Holder, except, in the case of clauses (i) through (v), for such losses, suspensions, limitations, impairments, conflicts, violations, defaults, terminations, cancellations, accelerations, or Liens as are not, individually or in the aggregate, reasonably likely to prevent or materially delay or impair the performance of such Holder’s obligations under this Agreement.

Litigation

.   There are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or threatened against the Holder that seek to enjoin, or are reasonably likely to have the effect of preventing, making illegal or otherwise interfering with, the performance of such Holder’s obligations under this Agreement, except as would not, individually or in the aggregate, be reasonably likely to prevent or materially delay or impair the ability of such Holder to perform its obligations under this Agreement.

Ownership of Company Securities; Voting Power

.  The number of shares of Common Stock and Subject Company Securities held of record and/or beneficially by the Holder as of the date of this Agreement is correctly set forth opposite such Holder’s name on Schedule A hereto.  The Holder is the record and/or beneficial holder of all of the Common Stock and Subject Company Securities set forth opposite such Holder’s name on Schedule A and has full voting power and power of disposition with respect to all such Common Stock and Subject Company Securities free and clear of any Liens, claims, proxies, voting trusts or agreements, options or any other encumbrances or restrictions on title, transfer or exercise of any rights of a stockholder in respect of such Common Stock and Subject Company Securities (collectively, “Encumbrances”), except for any such Encumbrance that may be imposed pursuant to (a) this Agreement or (b) any applicable restrictions on transfer under the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder, or the securities Laws of any state within the United States.

Additional Company Securities

.  Any additional shares of Subject Company Securities with respect to which the Holder acquires record or beneficial ownership after the date hereof, in any manner shall automatically become subject to the terms of this Agreement as though owned by such Holder as of the date hereof.

Adjustments

.  The Holder hereby agrees that in the event of any stock split, stock combination (including by way of reverse stock split), stock dividend, reclassification, exchange of shares or other similar transaction affecting the Subject Company Securities, the terms of this Agreement shall apply to the resulting securities.

3.7Reliance.  The Holder understands and acknowledges that the Company and the Investor is entering into the Investment Agreement and the other Transaction Documents in reliance upon the Holder’s execution, delivery and performance of this Agreement.

3.8Finder’s Fees.  No agent, broker, investment banker, finder or other intermediary is or will be entitled to any fee or commission or reimbursement of expenses from the Investor or the Company or any of their respective Affiliates in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Holder.

ARTICLE IV

Representations and Warranties of the Company

The Company hereby represents and warrants to the Holder as follows:

Organization, Good Standing

.  The Company is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.

4.2Corporate Authority.  The Company has all requisite corporate power and authority to execute and deliver and perform its obligations under this Agreement.  The execution and delivery of this Agreement and the Company’s performance of its obligations under this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or for the Company to perform its obligations under this Agreement.  This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the Holder, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws of general applicability affecting the rights of creditors and general equitable principles (whether considered in a proceeding in equity or at law).

ARTICLE V

General Provisions

Termination

.  This Agreement and all obligations, covenants and agreements contained herein shall automatically terminate and cease to be effective (a) upon the earlier to occur of (i) the termination of the Investment Agreement pursuant to Article V thereof and (ii) the effective date of a written agreement of the parties hereto terminating this Agreement, and (b) with respect to the Holder (but not as to its transferees), as of the date that neither it nor any of its Affiliates owns of record or beneficially any Subject Company Securities; provided, however, that nothing in this Section 5.1 shall relieve any party from liability for any willful breach of this Agreement.

Amendment

.  This Agreement may not be modified or amended except by written instrument executed and delivered by duly authorized officers of each of the Company and the Holder.

Extension; Waiver

.  At any time prior to the termination of this Agreement, any party hereto, by duly authorized action, may, to the extent legally allowed, on behalf of such party: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties made by such other parties contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.  Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

Notices

.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and deemed given if delivered personally or sent by facsimile, overnight courier to the parties hereto, in each case with a copy sent via electronic mail (if an electronic mail address of the party to whom the relevant communication is being made has been designated pursuant hereto and remains a working electronic mail address), to the following persons at the following addresses (or to such other persons or addresses as may be designated in writing by the party to receive such notice in compliance with the procedures set forth in this Section 5.4):

If to the Company:

RLJ Entertainment, Inc.

8515 Georgia Avenue, Suite 650

Silver Spring, Maryland 20910
Attention:  Miguel Penella
Phone:  (301) 608-2115
Fax:  (301) 608-9313
Email:  MPenella@rljentertainment.com

With a copy (which shall not constitute notice) to:

RLJ Entertainment, Inc.

6320 Canoga Avenue, 8th Floor

Woodland Hills, CA 91367
Attention:  Legal Counsel
Phone:  (818) 407-9100
Fax:  (818) 407-9331
Email:  LegalCounsel@RLJEntertainment.com

Arent Fox LLP

1717 K Street, NW

Washington, DC 20006
Attention:  Jeffrey E. Jordan

Phone:  (202) 857-6473
Fax:  (202) 857-6395
Email:  jeffrey.jordan@arentfox.com

If to the Holder:

The address designated on the signature page of the Holder.

All such notices, requests, demands, waivers and other communications shall be deemed to have been received on the day delivered or, if by facsimile, on the Business Day on which such facsimile was sent (or on the next Business Day if such facsimile was sent later than 5:30 p.m. (New York City time) on any Business Day or on a day that is not a Business Day).

Counterparts

.  This Agreement may be executed in any number of identical counterparts, each of which shall be deemed an original instrument (including signatures delivered via facsimile or electronic mail) and all of which together shall constitute one and the same instrument.  The parties hereto may deliver this Agreement by facsimile or by electronic mail and each party shall be permitted to rely upon the signatures so transmitted to the same extent and effect as if they were original signatures.

Governing Law

.  This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of New York.

Jurisdiction and Venue; Waiver of Jury Trial

.  The parties to this Agreement hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the State of New York, Borough of Manhattan, in respect of the interpretation and enforcement of the provisions of this Agreement, and in respect of the transactions contemplated hereby, and hereby irrevocably waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not personally subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such court, or that this Agreement may not be enforced in or by such court.  The parties hereto hereby irrevocably waive personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by Law.  EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO, AND AGREES NOT TO REQUEST, TRIAL BY JURY IN CONNECTION WITH ANY PROCEEDING

ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Specific Performance

.  In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach shall be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by Law, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief for which a remedy at law would be adequate is hereby waived.

Entire Agreement

.  This Agreement, together with the Voting Agreement and the other Transaction Documents, contains the entire agreement among the applicable parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes and replaces all prior agreements and understandings, both written and oral, among the applicable parties with respect to the subject matter hereof and thereof.

Third Party Beneficiary

.  The parties hereto agree that the Investor is an express third party beneficiary of, and has rights and remedies under, this Agreement and all representations, warranties, covenants and agreements set forth herein.

Fees and Expenses

.  Except as otherwise set forth in this Agreement, in the other Transaction Documents or in the Amendment and Exchange Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of financial advisors, financial sponsors, legal counsel and other advisors, shall be paid by the party incurring such expenses, whether or not the Transactions are consummated.

Severability

.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Assignment

.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties to this Agreement.  Any purported assignment in violation of this

Agreement is void.  This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties to this Agreement and their respective successors and assigns.

5.14Interpretation; Construction.

(a)The headings and other captions in this Agreement are for convenience and reference only, do not constitute a part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(b)The parties have participated jointly in negotiating and drafting this Agreement.  In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

RLJ Entertainment, INc.

By:	Name: Miguel Penella Title: Chief Executive Officer

[Signature Page to Waiver Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

HOLDER
Signature of Holder	Name of Person Signing for the Holder (If signing in a representative capacity for a corporation, trust, partnership and other entity)
Printed Name of Holder	Title of Person Signing for the Holder (If signing in a representative capacity for a corporation, trust, partnership and other entity)

Address of Holder for purposes of Section 5.4 (Notices) of this Agreement:

_______________________________

_______________________________

_______________________________

_______________________________

[Signature Page to Waiver Agreement]

Schedule A

Holder

Holder Name	Common Stock	Series A-1 Preferred Stock	Series A-2 Preferred Stock	Series B-1 Preferred Stock	Series B-2 Preferred Stock	2015 Warrants	Subordinated Notes
Wolverine Asset Management, LLC		4,000				1,200,000
Sudbury Capital Fund, LP	96,714		2,000			600,000
Robert L. Johnson/RLJ SPAC Acquisition LLC	888,831				15,000	4,500,000
JH Evergreen Management, LLC
JH Partners Evergreen Fund, L.P.	509,366			5,618.282		1,685,485	5,665,276.79
Forrestal, LLC	68,189			752.121		225,636	758,411.45
JH Investment Partners III, L.P.	68,888			759.854		227,956	766,209.84
JH Investment Partners GP Fund III, LLC	31,650			349.175		104,753	352,095.71
Morris Goldfarb	62,922				1,000	300,000
Peter Edwards	240,604				500	150,000

Schedule of Holders Who Signed the Waiver Agreement

Wolverine Asset Management, LLC

Sudbury Capital Fund, LP

Robert L. Johnson/RLJ SPAC Acquisition LLC

JH Evergreen Management, LLC

JH Partners Evergreen Fund, L.P.

Forrestal, LLC

JH Investment Partners III, L.P.

JH Investment Partners GP Fund III, LLC

Morris Goldfarb

Peter Edwards